PURCHASE AGREEMENT


                            Dated as of June 28, 2002


                                     between


                         FIRSTPLUS FINANCIAL GROUP, INC.

                                       and

                             CL CAPITAL LENDING, LLC


                                TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
1.  Sale of LLC Interests; Conditions.............................................................................1
         A.  Sale of the LLC Interests............................................................................1
         B.  Purchase Price.......................................................................................1

2.  The Closing...................................................................................................1

3.  Representations and Warranties of Seller......................................................................2
         A.  Organization and Standing............................................................................2
         B.  Capitalization.......................................................................................2
         C.  Subsidiaries, Etc....................................................................................3
         D.  Authority for Agreement..............................................................................3
         E.  Governmental Consents................................................................................3
         F.  Litigation...........................................................................................3
         G.  Taxes................................................................................................4
         H.  Property and Assets..................................................................................4
         I.  Intellectual Property................................................................................4
         J.  Insurance............................................................................................4
         K.  Material Contracts and Obligations...................................................................4
         L.  Seller Projections...................................................................................5
         M.  Absence of Changes...................................................................................5
         N.  Employees............................................................................................5
         O.  ERISA................................................................................................5
         P.  Books and Records....................................................................................5
         Q.  Disclosures..........................................................................................5

4.  Representations and Warranties of Purchaser...................................................................6
         A.  Organization and Standing............................................................................6
         B.  Capitalization.......................................................................................6
         C.  Subsidiaries, Etc....................................................................................6
         D.  Issuance of Purchaser Shares.........................................................................6
         E.  Authority for Agreement..............................................................................6
         F.  Governmental Consents................................................................................7
         G.  Litigation...........................................................................................7
         H.  Taxes................................................................................................7
         I.  Property and Assets..................................................................................8
         J.  Intellectual Property................................................................................8
         K.  Insurance............................................................................................8
         L.  Material Contracts and Obligations...................................................................8
         M.  Purchaser Financial Statements.......................................................................9
         N.  Absence of Changes...................................................................................9
         O.  Employees............................................................................................9
         P.  ERISA................................................................................................9



                                        i




         Q.  Books and Records....................................................................................9
         R.  Disclosures..........................................................................................9

5.  Investment Representations and Warranties.....................................................................9
         A.  Representations and Warranties of Purchaser.........................................................10
         B.  Representations and Warranties of Seller............................................................11
         C.  Registration Rights of Seller.......................................................................11

6.  Conditions to the Obligations of Purchaser...................................................................15
         A.  Accuracy of Representations and Warranties..........................................................16
         B.  Performance.........................................................................................16
         C.  Seller's Deliveries.................................................................................16
         D.  Consents............................................................................................16
         E.  Other Matters.......................................................................................16

7.  Condition to the Obligations of Seller.......................................................................16
         A.  Accuracy of Representations and Warranties..........................................................16
         B.  Performance.........................................................................................17
         C.  Certificates and Documents. Purchaser shall have delivered to Seller:...............................17
         D.  Consents............................................................................................17
         E.  Other Matters.......................................................................................17

8.  Covenants....................................................................................................17
         A.  Covenants of Seller.................................................................................17
         B.  Covenants of Purchaser..............................................................................18

9.  [Intentionally left blank]...................................................................................19

10.  Miscellaneous...............................................................................................20
         A.  Successors and Assigns..............................................................................20
         B.  Confidentiality.....................................................................................20
         C.  Survival of Representations and Warranties..........................................................20
         D.  Expenses............................................................................................20
         E.  Notices.............................................................................................20
         F.  Brokers.............................................................................................21
         G.  Entire Agreement....................................................................................21
         H.  Amendments and Waivers..............................................................................21
         I.  Counterparts........................................................................................21
         J.  Construction........................................................................................21
         K.  Severability........................................................................................21
         L.  Governing Law.......................................................................................22
         M.  Further Assurances..................................................................................22


Seller Schedules
----------------

Schedule 3K -     Material Contracts and Obligations

Purchaser Schedules
-------------------

Schedule 4C -     Subsidiaries, Etc.
Schedule 4G -     Litigation

Exhibit:
-------

Exhibit A -       Certificate of Designation

                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") dated as of June 28, 2002, is entered into by and between FIRSTPLUS Financial Group, Inc., a Nevada corporation (the "Purchaser"), and CL Capital Lending, LLC, a Texas limited liability company (the "Seller").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

     1. Sale of LLC Interests; Conditions.
        ---------------------------------

          A. Sale of the LLC Interests. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2), Purchaser, which holds a one-third profits interest in Seller (the "Profits Interest"), agrees to the conversion of the Profits Interest, and Seller agrees to convert the Profits Interest, into a membership interest representing 42.3% of the limited liability company interests (the "LLC Interests") in Seller, and in connection therewith, Purchaser agrees to purchase and acquire, and Seller agrees to sell, transfer, assign, convey and deliver to Purchaser, the LLC Interests, free and clear of any option, pledge, security interest, lien, charge, encumbrance, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise ("Encumbrances"), preemptive rights or rights of first refusal.

          B. Purchase Price. On the terms and subject to the conditions contained in this Agreement, the purchase price for the LLC Interests will be (i) 25,639 shares of Series D Convertible Preferred Stock, par value $1.00 per share, of Purchaser (the "Series D Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation of Preferences, Limitations, and Rights of Series D Convertible Preferred Stock attached hereto as Exhibit A (the "Certificate of Designation") and (ii) cancellation by Purchaser of the principal and interest outstanding owed by Seller under the Revolving Promissory Note dated August 24, 2001, between Purchaser and Seller. The shares of Series D Preferred Stock being issued under this Agreement and, unless the context otherwise requires, the shares of common stock, par value $0.01 per share, of Purchaser (the "Purchaser Common Stock"), issued or issuable upon the conversion of such shares of Series D Preferred Stock, are referred to as the "Purchaser Shares."

     2. The Closing. The closing (the "Closing") of the sale and purchase of the LLC Interests under this Agreement shall take place on June 28, 2002, at the offices of Purchaser, 1349 Empire Central, Suite 1300, Dallas, Texas 75247 at 1:30 p.m. on the date specified for the Closing, or at such other place or such other time as Seller and Purchaser agree in writing.

          A. At the Closing, Seller shall deliver to Purchaser an assignment of the LLC Interests to Purchaser, free and clear of all Encumbrances, preemptive rights or rights of first refusal, against delivery of a certificate for the Series D Preferred Stock (the "Series D Certificate"), registered in the name of CL Capital Lending, LLC.

          B. If any of the conditions specified in Section 6 to be fulfilled at or prior to Closing have not been fulfilled, Purchaser shall, at its election, be relieved of all of its obligations under this Agreement to be performed at the Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

          C. If any of the conditions specified in Section 7 to be fulfilled at or prior to Closing have not been fulfilled, Seller shall, at its election, be relieved of all of its obligations under this Agreement to be performed at the Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

     3. Representations and Warranties of Seller. Subject to and except as disclosed by Seller on the Schedules attached hereto, and Seller hereby represents and warrants to Purchaser as follows:

          A. Organization and Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to own, lease and operate its property and assets, and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Seller is not required to be qualified to do business as a foreign limited liability company in any other jurisdiction. Seller has furnished to Purchaser true and complete copies of its Articles of Organization and Regulations, each as amended to date and currently in effect.

          B. Capitalization. Each of Circle JR Trust and Danmer, LLC, a Texas limited liability company ("Danmer"), owns directly and of record good and marketable title to 1,500 units of the LLC Interests free and clear of all Encumbrances, preemptive rights or rights of first refusal. The LLC Interests owned by Circle JR Trust and Danmer constitute all of the issued and outstanding limited liability company interests of Seller, and are validly issued, fully paid, transferable and nonassessable and no equity securities have been issued in violation of the preemptive rights or rights of first refusal of any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity. There are no (i) equity securities or other securities bearing voting or other equity rights, whether contingent or not, of Seller outstanding; (ii) outstanding subscriptions, puts, options, warrants, convertible securities or other rights, contractual or otherwise, to purchase or acquire any equity securities of Seller; (iii) contracts, commitments, understandings, arrangements or restrictions by which Seller is or may become bound to issue any additional equity interests or any options or rights with respect thereto, or any securities convertible into any equity interests; or (iv) restrictions upon the voting or transfer of any of the LLC Interests pursuant to any agreement or other instrument to which Seller is a party or by which Seller is bound. All of the issued and outstanding limited liability company interests of Seller have been offered, issued and sold by Seller in compliance with applicable federal and state securities laws. There are no agreements, written or oral, between Seller and any holder of limited liability company interests, or, to the best of Seller's knowledge, among any holder of limited liability company interests, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of Seller's limited liability company interests.

          C. Subsidiaries, Etc. Seller has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

          D. Authority for Agreement. Seller has the full, absolute and unrestricted right, power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action. This Agreement has been duly executed and delivered by Seller and constitutes valid and binding obligations of Seller enforceable in accordance with its terms. The execution, delivery and performance of the transactions contemplated by this Agreement and compliance with its provisions by Seller does not and will not:

               (i) result in any violation of or be in conflict with or constitute a default under any term or provision of the organizational documents of Seller, any judgment, decree, order, statute, injunction, rule or regulation applicable to Seller, or any note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which Seller or any of either of their rights, properties or assets may be subject or is bound;

               (ii) result in the creation of any Encumbrance upon the LLC Interests, or any of the properties or assets of Seller pursuant to any such term or provision; or

               (iii) constitute a default under or give any party the right to accelerate, amend or modify, terminate, abandon or refuse to perform or comply with, any contract, agreement, arrangement, commitment or plan to which Seller is a party, or by which Seller or any of its rights, properties or assets may be subject or bound.

          Seller has discussed with its professional, legal, tax and financial advisors the implications to and obligations of Seller resulting from the execution of this Agreement and the consummation of the transactions contemplated herein. Seller has received adequate legal, tax and financial representation with respect to the drafting and negotiation of this Agreement and the structure of the transactions contemplated herein.

          E. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Seller in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the LLC Interests, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by Purchaser in
     Section 5.A of this Agreement, the offer and sale of the LLC Interests to Purchaser will be in compliance with applicable federal and state securities laws.

          F. Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of Seller's knowledge, any basis therefor or threat thereof, against Seller, which questions the validity of this Agreement or the right of Seller to enter into or perform this Agreement, or which could reasonably be expected to have, either individually or in the aggregate, any adverse effect on the business, prospects, assets or condition, financial or otherwise, of Seller, nor is there any litigation pending, or, to the best of Seller's knowledge, any basis therefor or threat thereof, against Seller by reason of the proposed activities of Seller.

          G. Taxes. As of the Closing Date, Seller has not been required to file any federal, state, county, local or foreign tax returns. No controversy with respect to taxes of any type is pending or, to the best of Seller's knowledge, threatened. There are no tax liens upon any property or assets owned by Seller.

          H. Property and Assets. Seller has good title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets necessary or useful for the conduct of its business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

          I. Intellectual Property. Seller owns, or possesses adequate licenses or other rights to use, any and all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, formulations, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto (collectively referred to as the "Seller Intellectual Property Rights"), used in or required for its business as currently conducted. Seller has not received written notice of any claims, disputes, actions, proceedings, suits or appeals pending against Seller with respect to any Seller Intellectual Property Rights that if adversely determined could reasonably be expected to result in a loss of any Seller Intellectual Property Rights or any other loss that could reasonably be expected to have a material adverse effect. None of the Seller Intellectual Property Rights infringes on the proprietary rights of any third party. No other person or entity (including without limitation any prior employer of any employee of or consultant to Seller) has any right to or interest in any inventions, improvements, discoveries or other confidential information developed or utilized by Seller in its business.

          J. Insurance. Seller does not have in effect any insurance policies.

          K. Material Contracts and Obligations. Schedule 3K sets forth a list of all material agreements or commitments of any nature to which Seller is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by Seller in excess of $50,000 or which might result in payments to Seller in excess of $50,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any holder of limited liability company interests, officer or director of Seller, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (iv) any agreement relating to the Seller Intellectual Property Rights. Seller has made available to Purchaser copies of such of the foregoing agreements as Purchaser has requested. All of such agreements and contracts are valid, binding and in full force and effect.

          L. Seller Projections. A complete copy of Seller's projected profits and loss statement for the period from May 31, 2002 through December 31, 2003 (collectively, the "Seller Projections") have been provided to Purchaser. The Seller Projections have been prepared from, and are in accordance with, the books and records of Seller.

          M. Absence of Changes. Since Seller's organization, there has been no adverse change in the condition, financial or otherwise, net worth or results of operations of Seller, other than changes occurring in the ordinary course of business, which changes have not, individually or in the aggregate, had an adverse effect on the business, prospects, properties or condition, financial or otherwise, of Seller.

          N. Employees. None of the employees of Seller is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to Seller (including without limitation any organizational drive) or, to the best of Seller's knowledge, threatened. Seller is in compliance in all material respects with all applicable laws (including, without limitation, federal income tax laws), ordinances, regulations, statutes, rules and restrictions of any federal, state, municipal, domestic or foreign government, court, tribunal, administrative agency, department, commission, board, bureau or other governmental or taxing authority or instrumentality (each, a "Governmental Entity") respecting employment and employment practices and terms and conditions of employment.

          O. ERISA. Seller does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which Seller has made all required contributions and has complied with all applicable laws). No actions, suits, proceedings, audits, or claims are pending or, to the knowledge of Seller, expected or threatened with respect to any employee benefit plan, other than routine claims for benefits, or of any actions, suits, proceedings, audits or claims pending or, to the knowledge of Seller, are expected or threatened with respect to any employee benefit plan which could result in liability to Seller.

          P. Books and Records. The minute books of Seller contain complete and accurate records of all meetings and other corporate actions of its members, managers and committees. The limited liability interest ledger of Seller is complete and reflects all issuances, transfers, repurchases and cancellations of limited liability company interests of Seller.

          Q. Disclosures. Neither this Agreement nor any Schedule or Exhibit to this Agreement, nor any report, certificate or instrument furnished to Purchaser in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Seller knows of no information or fact which has or would have an adverse effect on the business, prospects, assets or condition, financial or otherwise, of Seller which has not been disclosed to Purchaser in this Agreement, the Exhibits hereto or other written materials furnished to Purchaser.

     4. Representations and Warranties of Purchaser. Subject to and except as disclosed by Purchaser on the Schedules attached hereto, Purchaser hereby represents and warrants to Seller as follows:

          A. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to own, lease and operate its property and assets, and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Purchaser is qualified to do business in the State of Texas. Purchaser has furnished to Seller true and complete copies of its Articles of Incorporation and Bylaws, each as amended to date and currently in effect.

          B. Capitalization. Immediately prior to the Closing, the authorized capital stock of Purchaser shall consist of 100,000,000 shares of common stock, par value $0.01 per share (the "Purchaser Common Stock"), of which 44,340,055 shares shall be issued and outstanding, and 2,600,000 shares of Preferred Stock, $1.00 par value per share, of which 25,639 shares have been designated as Series D Preferred Stock, none of which shares of Series D Preferred Stock shall be issued or outstanding. All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of Purchaser have been offered, issued and sold by Purchaser in compliance with applicable federal and state securities laws.

          C. Subsidiaries, Etc. Except as set forth on Schedule 4C, Purchaser has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

          D. Issuance of Purchaser Shares. The issuance, sale and delivery of the Series D Preferred Stock in accordance with this Agreement, and the issuance and delivery of the shares of Purchaser Common Stock issuable upon conversion of the Series D Preferred Stock, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of Purchaser, and the Purchaser Common Stock has been duly reserved for issuance. The Series D Preferred Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Purchaser Common Stock issuable upon conversion of the Series D Preferred Stock, when issued upon such conversion in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable.

          E. Authority for Agreement. Purchaser has the corporate right, power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes valid and binding obligations of Purchaser enforceable in accordance with its terms. The execution, delivery and performance of the transactions contemplated by this Agreement and compliance with its provisions by Purchaser does not and will not:

               (i) result in any violation of or be in conflict with or constitute a default under any term or provision of the organizational documents of Purchaser, any judgment, decree, order, statute, injunction, rule or regulation applicable to Purchaser, or any note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which Purchaser or any of either of their rights, properties or assets may be subject or is bound;

               (ii) result in the creation of any Encumbrance upon the Purchaser Shares, or any of the properties or assets of Purchaser pursuant to any such term or provision; or

               (iii) constitute a default under or give any party the right to accelerate, amend or modify, terminate, abandon or refuse to perform or comply with, any contract, agreement, arrangement, commitment or plan to which Purchaser is a party, or by which Purchaser or any of their rights, properties or assets may be subject or bound.

          Purchaser has discussed with its professional, legal, tax and financial advisors the implications to and obligations of Purchaser resulting from the execution of this Agreement and the consummation of the transactions contemplated herein. Purchaser has received adequate legal, tax and financial representation with respect to the drafting and negotiation of this Agreement and the structure of the transactions contemplated herein.

          F. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Purchaser Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by Seller in Section 5.B of this Agreement, the issuance of the Purchaser Shares to Seller will be in compliance with applicable federal and state securities laws.

          G. Litigation. Except as set forth on Schedule 4G, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of Purchaser's knowledge, any basis therefor or threat thereof, against Purchaser, which questions the validity of this Agreement or the right of Purchaser to enter into or perform this Agreement, or which could reasonably be expected to have, either individually or in the aggregate, any adverse effect on the business, prospects, assets or condition, financial or otherwise, of Purchaser, nor is there any litigation pending, or, to the best of Purchaser's knowledge, any basis therefor or threat thereof, against Purchaser by reason of the proposed activities of
     Purchaser,   or  negotiations  by  Purchaser  with  possible  investors  in
     Purchaser.

          H. Taxes. Purchaser has filed all federal, state, county, local and foreign tax returns which are required to be filed by it on or prior to 1999, such returns are true and correct and all taxes shown thereon to be due have been timely paid. Federal income tax returns of Purchaser have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of Purchaser's knowledge, threatened. To Purchaser's knowledge, there are no tax liens upon any property or assets owned by Purchaser.

          I. Property and Assets. Purchaser has good title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets necessary or useful for the conduct of its business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance.

          J. Intellectual Property. Purchaser owns, or possesses adequate licenses or other rights to use, any and all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, formulations, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto (collectively referred to as the "Purchaser Intellectual Property Rights"), used in or required for its business as currently conducted. Purchaser has not received written notice of any claims, disputes, actions, proceedings, suits or appeals pending against Purchaser with respect to any Purchaser Intellectual Property Rights that if adversely determined could reasonably be expected to result in a loss of any Purchaser Intellectual Property Rights or any other loss that could reasonably be expected to have a material adverse effect. None of the Purchaser Intellectual Property Rights infringes on the proprietary rights of any third party. No other person or entity (including without limitation any prior employer of any employee of or consultant to Purchaser) has any right to or interest in any inventions, improvements, discoveries or other confidential information developed or utilized by Purchaser in its business.

          K. Insurance. Purchaser has in effect insurance policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of Purchaser and are sufficient for material compliance with all requirements of law and all agreements for which those entities are parties, all of which are valid and enforceable policies, and will remain in full force and effect through the Closing Date, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated herein. All premiums due under such policies have been paid through the Closing Date and the insureds have complied in all material respects with such policies.

          L. Material Contracts and Obligations. Purchaser has made available to Seller copies of all of the following material agreements or commitments of any nature to which Purchaser is a party or by which it is bound which Seller has requested: (i) each agreement which requires future expenditures by Purchaser in excess of $50,000 or which might result in payments to Purchaser in excess of $50,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any stockholder, officer or director of Purchaser, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (iv) any agreement relating to the Purchaser Intellectual Property Rights. All of such agreements and contracts are valid, binding and in full force and effect.

          M. Purchaser Financial Statements. A complete copy of Purchaser's unaudited balance sheet and related unaudited statement of income as of June 18, 2002 and for the period from January 1, 2002 through June 18, 2002, respectively, (collectively, the "Purchaser Financial Statements") have been provided to Seller. The Purchaser Financial Statements have been prepared from, and are in accordance with, the books and records of Purchaser.

          N. Absence of Changes. Since the date of the Purchaser Financial Statements, there has been no adverse change in the condition, financial or otherwise, net worth or results of operations of Purchaser, other than changes occurring in the ordinary course of business, which changes have not, individually or in the aggregate, had an adverse effect on the business, prospects, properties or condition, financial or otherwise, of Purchaser.

          O. Employees. None of the employees of Purchaser is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to Purchaser (including without limitation any organizational drive) or, to the best of Purchaser's knowledge, threatened. Purchaser is in compliance in all material respects with all applicable laws (including, without limitation, federal income tax laws), ordinances, regulations, statutes, rules and restrictions of any Governmental Entity respecting employment and employment practices and terms and conditions of employment.

          P. ERISA. Purchaser does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which Seller has made all required contributions and has complied with all applicable laws). No actions, suits, proceedings, audits, or claims are pending or, to the knowledge of Purchaser, expected or threatened with respect to any employee benefit plan, other than routine claims for benefits, or of any actions, suits, proceedings, audits or claims pending or, to the knowledge of Purchaser, are expected or threatened with respect to any employee benefit plan which could result in liability to Purchaser.

          Q. Books and Records. The minute books of Purchaser contain materially complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Purchaser is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Purchaser.

          R. Disclosures. Neither this Agreement nor any Schedule or Exhibit to this Agreement, nor any report, certificate or instrument furnished to Seller in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Purchaser knows of no information or fact which has or would have an adverse effect on the business, prospects, assets or condition, financial or otherwise, of Purchaser which has not been disclosed to Seller in this Agreement, the Exhibits hereto or other written materials furnished to Seller.

     5. Investment Representations and Warranties.
        -----------------------------------------

          A. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:


               (i) Knowledge and Experience. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the transactions contemplated hereby. Purchaser has had access to and an opportunity to inspect all relevant information relating to Seller sufficient to enable Purchaser to evaluate the merits and risks of its participation in such transaction. Purchaser also has had adequate opportunity to ask questions and receive answers respecting, and to obtain such additional information as it has desired regarding, the business, financial condition and affairs of Seller.

               (ii) Investment Purpose. The acquisition by Purchaser of the LLC Interests issued hereunder is for its account, is for investment purposes, and is without a view to, and not for offer or sale by Purchaser in connection with, any "distribution" within the meaning of the Securities Act. Purchaser is not participating and does not have an intent to participate in any such distribution or the underwriting of any such distribution.

               (iii) Restrictions on Transferability. Purchaser acknowledges that the LLC Interests to be issued by Seller hereunder constitute securities under the Securities Act and the applicable state securities laws (collectively, with the Securities Act referred to as the "Acts") and have not been registered for sale to Purchaser under the Securities Act or the Acts in reliance on available exemptions from the registration requirements thereof. Purchaser understands that because the LLC Interests have not been registered under the Securities Act, it cannot dispose of any or all of the LLC Interests unless they are subsequently registered under the Securities Act or exemptions from registration are available. Purchaser understands that no public market now exists for any of the LLC Interests and that there is no assurance that a public market will ever exist for the LLC Interests. Purchaser acknowledges and understands that it has no registration rights. Although it may be possible in the future to make limited public sales of the LLC Interests without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for any purpose. By reason of these restrictions, Purchaser understands that it may be required to hold the LLC Interests for an indefinite period of time. Purchaser agrees that in no event will it make a transfer or disposition of any of the LLC Interests unless and until, at the expense of Purchaser or transferee, it shall have furnished to Seller an opinion of counsel or other evidence, reasonably satisfactory to Seller, to the effect that such transfer may be made without registration under the Securities Act. Purchaser understands that any certificate representing the LLC Interests will bear appropriate state "blue sky" legends and a legend substantially as follows:

     THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE UNITS MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR

     OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH UNITS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

               (iv) Rule 144A Information. Seller shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of Purchaser, provide in writing to Purchaser and to any prospective transferee of any LLC Interests of Purchaser the information concerning Seller described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information").

          B. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

               (i) Knowledge and Experience. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the transactions contemplated hereby. Seller has had access to and an opportunity to inspect all relevant information relating to Purchaser sufficient to enable Seller to evaluate the merits and risks of its participation in such transaction. Seller also has had adequate opportunity to ask questions and receive answers respecting, and to obtain such additional information as it has desired regarding, the business, financial condition and affairs of Purchaser.

               (ii)  Investment  Purpose.  The  acquisition  by  Seller  of  the
          Purchaser Shares issued hereunder is for its account, is for investment purposes, and is without a view to, and not for offer or sale by Seller in connection with, any "distribution" within the meaning of the Securities Act. Seller is not participating and does not have an intent to participate in any such distribution or the underwriting of any such distribution.

               (iii) Restrictions on Transferability. Seller acknowledges that Purchaser Shares to be issued by Purchaser hereunder constitute securities under the Acts and have not been registered for sale to Seller under the Securities Act or the Acts in reliance on available exemptions from the registration requirements thereof. Seller understands that because the Series D Preferred Stock has not been, and the shares of Purchaser Common Stock delivered or deliverable upon exercise of the Series D Preferred Stock, when issued will not have been, registered under the Securities Act, it cannot dispose of any or all of the Purchaser Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available. Seller understands that no public market now exists for any of the Purchaser Shares and that there is no assurance that a public market will ever exist for the Purchaser Shares. Seller acknowledges and understands that it has no registration rights. Although it may be possible in the future to make limited public sales of the Purchaser Shares without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for any purpose. By reason of these restrictions, Seller understands that it may be required to hold the Purchaser Shares for an indefinite period of time. Seller agrees that in no event will it make a transfer or disposition of any of the Purchaser Shares unless and until, at the expense of Seller or transferee, it shall have furnished to Purchaser an opinion of counsel or other evidence, reasonably satisfactory to Purchaser, to the effect that such transfer may be made without registration under the Securities Act. Seller understands that each certificate representing the Purchaser Shares will bear appropriate state "blue sky" legends and a legend substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

               (iv) Rule 144A Information. Purchaser shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of Seller, provide in writing to Seller and to any prospective transferee of any Purchaser Shares of Seller the Rule 144A Information.

     C. Registration Rights of Seller.
        -----------------------------

          (i) Demand Registrations.

               (a) At any time subsequent to the date which is sixty days following the date hereof, Seller or holders of at least two-thirds of the Registrable Securities, on behalf of all holders of Registrable Securities, severally from time to time may notify Purchaser in writing that such holder(s) intends to offer for public sale any Registrable Securities (but only if the aggregate number of shares of such Registrable Securities to be offered for public sale is more than fifty percent (50%) of the Registrable Securities outstanding). Upon receipt of such written notice, Purchaser will use its reasonable best efforts to cause the Registrable Securities as may be requested by Seller or holders of the Registrable Securities (individually, a "Holder," and collectively, the "Holders") to be included in a registration statement under the Securities Act. Purchaser shall not be required to file any registration statement for securities other than shares of Purchaser Common Stock, although any conversion of Series D Preferred may be conditioned upon such registration statement becoming effective to the extent that such conversion or exercise relates to the shares of Purchaser Common Stock issued or issuable upon conversion of the Series D Preferred ("Conversion Shares") covered by the Holder's written notice of an intended public offering. In the event any registration attempted under this Section 5.C(i) pursuant to which Purchaser would be responsible for the Registration Expenses of the Holder is not consummated, then Purchaser shall pay such expenses and shall remain responsible for such expenses of the Holder with respect to two (2) consummated registrations made under this Section 5.C(i); provided, however, that if a registration attempted under this Section 5.C(i) is not consummated solely as a result of the withdrawal of the Holder requesting such registration, unless such Holder reimburses the Registration Expenses incurred by Purchaser such registration statement shall count against the two (2) registration statements that Purchaser is required to a consummate. The Holder covered by the registration statement who desires to do so may sell such Registrable Securities in an offering pursuant to this
          Section 5.C(i) that is underwritten ("Underwritten Offering"). In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering, subject to approval of Purchaser not to be unreasonably withheld.

               (b) A registration statement filed pursuant to the request of the Holder may include other securities of Purchaser with respect to which "piggy-back" registration rights have been granted, and may include securities of Purchaser being sold for the account of Purchaser; provided, however, that if Purchaser shall request inclusion in any registration pursuant to this Section 5.C(i) of the securities being sold for its own account, or if other persons shall request inclusion in any registration undertaken pursuant to this Section 5.C(i), the Holder shall, on behalf of all entities requesting inclusion in such registration, offer to include such securities in the offering; provided, however, that the Holder may condition any such offer on their acceptance of reasonable conditions (including, without limitation, if such offering is an Underwritten Offering, that Purchaser or any other such requesting holders agree in writing to enter into an underwriting agreement with usual and customary terms). Notwithstanding any other provisions of this Section 5.C(i), if the representative of the underwriters advises the Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be underwritten and included in the registration shall be allocated: (a) first, to the Holder(s) requiring such registration, pro rata among such Holder(s) on the basis of the number of shares of Registrable Securities for which each such Holder has requested registration, (b) second, to Purchaser, and
          (c) third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from Purchaser, the underwriter or the Holder(s). The securities so excluded shall also be withdrawn from registration.

               (c) Except as provided in Section 5.C(i)(a) with respect to withdrawn registration statements, all Registration Expenses of a the Holder incurred in connection with registrations requested pursuant to this Section 5.C shall be borne by Purchaser.

          (iii) "Piggy-Back" Registrations.


               (a) If Purchaser decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act on a form which is suitable for an offering for cash or shares of Purchaser held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the United States Securities and Exchange Commission (the "Commission") is applicable, Purchaser will promptly give written notice to the Holder of its intention to effect such a registration. Subject to Section 5.C(ii)(b) below, Purchaser will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration by a written notice delivered to Purchaser within fifteen
          (15) days after the notice given by Purchaser. The Holder agrees that any securities it requests to be included in a Purchaser registration pursuant to this Section 5.C(ii)(a) shall be included by Purchaser on the same form of registration statement as has been selected by Purchaser for the securities Purchaser is registering for sale for its own account.

               (b) If the registration involves an Underwritten Offering, Purchaser will not be required to register Registrable Securities in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"), which recommendation, and supporting reasoning, shall be delivered to the Holder. If such a Cutback occurs, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, to Purchaser for any securities it proposes to sell for its own account, (ii) second, to the Holder(s) requiring such registration, and (iii) third, to the other holders requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

               (c) If Purchaser elects to terminate any registration filed under this Section 5.C(ii), Purchaser will have no obligation to register the securities sought to be included by the Holder in such registration. If Purchaser includes in such registration any securities to be offered by it, all Registration Expenses of the Holder will be borne by Purchaser.

          (iii) Limitation on Registration; Lock-Up Agreement; Suspension of Sales.

               (a) Purchaser is not required to file more than two (2) registration statements in total under Section 5.C(i). Purchaser may postpone the filing of any registration statement required under
          Section  5.C(i) for a reasonable  period of time, not to exceed ninety
          (90) days, if Purchaser has been advised by legal counsel that such filing would require the disclosure of a material fact, and Purchaser determines reasonably and in good faith that such disclosure would have a detrimental effect on Purchaser.

               (b) If (i) in the good faith judgment of the Board of Directors of Purchaser, a required registration under Section 5.C(i) would be detrimental to Purchaser and the Board of Directors of Purchaser concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) Purchaser shall furnish to the Holder a certificate signed by the President of Purchaser stating that in the good faith judgment of the Board of Directors of Purchaser, it would be detrimental to Purchaser for such registration statement or amendment to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement or amendment, then Purchaser shall have the right to defer such filing for a period of not more than one hundred and eighty (180) days after receipt of the request of the Holder, and, provided further, that Purchaser shall not defer its obligation in this manner more than once in any twelve-month period.

          (iv) Obligations of Holders and Others in a Registration. Each Holder agrees timely to furnish such information regarding such person and the securities sought to be registered and to take such other action as Purchaser may reasonably request in connection with the registration, qualification or compliance. Purchaser may exclude from any registration statement any Holder that timely fails to comply with the provisions of the preceding sentence. If the registration involves an underwriter, each Holder agrees, upon the request of such underwriter, not to sell any unregistered securities of Purchaser for a period of ninety (90) days following the effective date of the registration statement for such offering and to enter into an underwriting agreement with such underwriters containing usual and customary terms and provisions. The Holder agree not to affect the sale of securities under any registration statement until they have received a prospectus, as needed, and notice of the effectiveness of the registration statement of which the prospectus forms a part.

     6. Conditions to the Obligations of Purchaser. The obligation of Purchaser to purchase the LLC Interests at the Closing is subject to the fulfillment, or the waiver by Purchaser, of each of the following conditions on or before the
Closing:

          A. Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 3 and 5.B shall be true at and as of the Closing the same effect as though such representation and warranty had been made on and as of the date of the Closing.

          B. Performance. Seller shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Seller prior to or at the Closing.

          C.  Seller's  Deliveries.  Seller  shall have  delivered to counsel to
     Purchaser:

               (i) the Articles of Organization of Seller, as amended and in effect as of the date of the Closing, certified by a manager of Seller as of the date of the Closing;

               (ii) a certificate, as of the most recent practicable date, as to the good standing of Seller in the state of Texas;

               (iii) the Regulations of Seller, certified by a manager of Seller as of the date of the Closing;

               (iv)   resolutions   of  the  managers  and  members  of  Seller,
          authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby and thereby, certified by a manager of Seller as of the date of the Closing; and

               (v) a certificate, executed by a manager of Seller, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 6.A and 6.B.

          D. Consents. All consents, waivers, estoppels, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental Entities required to be obtained by Seller in order to permit the transactions contemplated herein to be consummated shall have been obtained.

          E. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     7. Condition to the Obligations of Seller. The obligations of Seller to issue and sell the LLC Interests to Purchaser at the Closing are subject to fulfillment, or the waiver by Seller, of each of the following conditions on or before the Closing:

          A. Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 4 and 5.A shall be true at and as of the Closing the same effect as though such representation and warranty had been made on and as of the date of the Closing.

          B. Performance. Purchaser shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at the Closing.

          C.  Certificates  and  Documents.  Purchaser  shall have  delivered to
     Seller:

               (i) the Series D Certificate;

               (ii) the Articles of Incorporation of Purchaser, as amended and in effect as of the date of the Closing (including the Certificate of Designation), certified by the Secretary of Purchaser as of the date of the Closing;

               (iii) certificates, as of the most recent practicable dates, as to the corporate good standing of Purchaser in the states of Nevada and Texas;

               (iv) Bylaws of Purchaser, certified by the Secretary of Purchaser as of the date of the Closing;

               (v) resolutions of the Board of Directors of Purchaser, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby and thereby, certified by the Secretary of Purchaser as of the date of the Closing; and

               (vi) a certificate, executed by the President of Purchaser, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 7.A and 7.B.

          D. Consents. All consents, waivers, estoppels, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental Entities required to be obtained by Purchaser in order to permit the transactions contemplated herein to be consummated shall have been obtained.

          E. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Seller, and Seller shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     8. Covenants.
        ---------

          A. Covenants of Seller.
             -------------------

               (i) Inspection and Observation. Seller agrees to permit Purchaser or any authorized representative thereof, to visit and inspect the properties of Seller, including its corporate and financial records, and to discuss its business and finances with the officers and Managers of Seller, during normal business hours following reasonable notice and as often as may be reasonably requested.

               (ii) Material Changes, Litigation and Government Filings. Until Closing or other termination of this Agreement, Seller shall promptly notify Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of Seller and of any litigation or governmental proceeding or investigation brought or, to the best of Seller's knowledge, threatened against Seller or against any officer, director, key employee or principal holder of limited liability company interests of Seller materially adversely affecting or which, if adversely determined, could reasonably be expected to materially adversely affect its business, prospects, assets or condition, financial or otherwise. In addition, as soon as practicable, but not later than thirty (30) days after any filing, Seller will provide Purchaser with any and all documents filed by Seller with any governmental agency, other than routine tax filings.

               (iii) Indemnification. Seller will indemnify Purchaser and its agents and representatives against, and hold Purchaser and its agents and representatives harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") incurred pursuant to any investigation or proceeding against Seller, Purchaser or any of their agents and representatives arising out of or in connection with this Agreement or other related agreement (or any other document or instrument executed pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, Purchaser and any of its agents because of this Agreement, any related agreement and the transactions contemplated hereby and thereby, other than any Losses resulting from action on the part of Purchaser or its agents or representatives which are primarily and directly a result of (a) Purchaser's gross negligence or willful misconduct or (b) an act or omission that involves intentional misconduct or a knowing violation of law by Purchaser. Seller agrees to reimburse Purchaser and its agents and representatives promptly for all such Losses as they are incurred by Purchaser and its agents. Purchaser agrees to reimburse Seller for any payments made by Seller to Purchaser pursuant to this Section 8.A(iii) for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of Purchaser. The obligations of Seller under this Section 8.A(iii) will survive any transfer of interests or securities by Purchaser and the termination of this Agreement for a period of twelve (12) months.

          B. Covenants of Purchaser.
             ----------------------

               (i) Inspection and Observation. Purchaser shall permit Seller or any authorized representative thereof, to visit and inspect the properties of Purchaser, including its corporate and financial records, and to discuss its business and finances with officers of Purchaser, during normal business hours following reasonable notice and as often as may be reasonably requested.

               (ii) Material Changes, Litigation and Government Filings. Purchaser shall promptly notify Seller of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of Purchaser and of any litigation or governmental proceeding or investigation brought or, to the best of Purchaser's knowledge, threatened against Purchaser or against any officer, director, key employee or principal shareholder of Purchaser materially adversely affecting or which, if adversely determined, could reasonably be expected to materially adversely affect its business, prospects, assets or condition, financial or otherwise. In addition, as soon as practicable, but not later than thirty (30) days after any filing, Purchaser will provide Seller with any and all documents filed by Purchaser with any governmental agency, other than routine tax filings.

               (iii) Reservation of Common Stock. Purchaser shall reserve and maintain a sufficient number of shares of Purchaser Common Stock for issuance upon conversion of all of the outstanding Series D Preferred Stock.

               (iv) Indemnification. Purchaser will indemnify Seller and its agents and representatives against, and hold Seller and its agents and representatives harmless from, all Losses incurred pursuant to any investigation or proceeding against Seller, Purchaser or any of their agents and representatives arising out of or in connection with this Agreement, any other related agreement (or any other document or instrument executed pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, Seller and any of its agents because of this Agreement, any related agreement and the transactions contemplated hereby and thereby, other than any Losses resulting from action on the part of Seller or its agents or representatives which are primarily and directly a result of (a) Seller's gross negligence or willful misconduct or (b) an act or omission that involves intentional misconduct or a knowing violation of law by Seller. Purchaser agrees to reimburse Seller and its agents and representatives promptly for all such Losses as they are incurred by Seller and its agents. Seller agrees to reimburse Purchaser for any payments made by Purchaser to Seller pursuant to this Section 8.B(iv) for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of Seller. The obligations of Purchaser under this Section 8.B(iv) will survive any transfer of securities by Seller and the termination of this Agreement.

               (v) Board of Directors. Purchaser agrees that, as long as a majority of the Series D Preferred Stock issued pursuant to this Agreement remains outstanding, Purchaser shall take all appropriate actions to set a Board of Directors consisting of seven (7) members, all of whom shall be designated at the Closing by Seller.

          (vi) Director and Officer Liability Insurance. Purchaser agrees that it shall maintain a policy of director and officer liability insurance with coverage of at least $1,000,000, and a deductible of no more than an aggregate of $50,000.

     9. [Intentionally left blank]

     10. Miscellaneous.
         -------------

          A. Successors and Assigns. The rights and obligations of Purchaser under this Agreement may be assigned by Purchaser to any person or entity to which LLC Interests are transferred by Purchaser. The rights and obligations of Seller under this Agreement may be assigned by Seller to any person or entity to which Purchaser Shares are transferred by Seller. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representatives, successors and assigns.

          B. Confidentiality. Each party agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such party may obtain (the "receiving party") from a party hereto (the "disclosing party") pursuant to financial statements, reports and other materials submitted by the disclosing party to the receiving party pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public other than by breach of this Agreement; provided, however, that each party may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with the transactions contemplated herein, (ii) to any prospective purchaser of any LLC Interests from Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 10.B, (iii) to any prospective purchaser of any Purchaser Shares from Seller as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 10.B or (iv) to any affiliate, stockholder, holder of limited liability company interests, officer or director of Purchaser or Seller.

          C. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of two (2) years.

          D. Expenses. Each party shall bear its own costs, expenses and professional fees and disbursements incurred in connection herewith.

          E. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally, by facsimile transmission, by overnight delivery service, or by first class mail, postage prepaid:

               (i) If to Purchaser, to FIRSTPLUS Financial Group, Inc., 1349 Empire Central, Suite 1300, Dallas, Texas 75247, attention: Chief Executive Officer, facsimile: (214) 231-7690, with a copy to Ronald J. Frappier, Esq., Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue Suite 3200, Dallas, Texas 75202, facsimile: (214) 855-4300, or at such other address or addresses as may have been furnished in writing by Purchaser to Seller;

               (ii) If to Seller, to CL Capital Lending, LLC, 1349 Empire Central, Suite 1300, Dallas, Texas 75247, attention: Chief Executive Officer, facsimile: (214) 231-7690, or at such other address or addresses as may have been furnished by Seller to Purchaser.

     Notices provided in accordance with this Section 10.E shall be deemed delivered upon personal delivery or telecopy, one (1) business day after deposit with an overnight courier service, or three (3) business days after deposit in the United States mail.

          F. Brokers. Each of Seller and Purchaser (i) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          G. Entire Agreement. This Agreement, the Schedules and the Exhibits embody the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

          H. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Seller and Purchaser. Any amendment or waiver effected in accordance with this Section 10.H shall be binding upon each holder of any LLC Interests and Series D Preferred Stock (including shares of Purchaser Common Stock into which the Series D Preferred Stock has been converted), each future holder of all such LLC Interests and Purchaser Shares, Seller and Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          J. Construction. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement. References to pronouns shall include the masculine, feminine, neuter, singular and plural, as the identity of the antecedent may require. All parties have participated in the negotiation of this Agreement and have been represented by counsel of their choosing and agree that this Agreement shall not be construed strictly against any party.

          K. Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this
     Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.

          L. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          M. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                               PURCHASER:

                                               FIRSTPLUS FINANCIAL GROUP, INC.


                                               By: /s/ Daniel T. Phillips
                                                   -----------------------------
                                                   Daniel T. Phillips, President


                                               SELLER:

                                               CL CAPITAL LENDING, LLC


                                               By: /s/ Jack Roubinek
                                                   -----------------------------
                                               Name:  Jack Roubinek, Manager